                                                                     EXHIBIT 23

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-26303) pertaining to the Autoliv ASP, Inc. Employee Savings and Investment Plan of our report dated May 24, 2001, with respect to the financial statements and schedule of the Autoliv ASP, Inc. Employee Savings and Investment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2000.

                                                    /s/ Ernst & Young LLP

Salt Lake City, Utah
June 26, 2001